Exhibit 99.3

Mediasite K.K.

Balance Sheets

(Unaudited)

(in thousands except for share and per share data)

	September 30,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	¥329,041	¥373,774
Accounts receivable	80,991	84,920
Inventories	30,071	17,797
Deferred income taxes (Note6)	4,108	10,451
Prepaid expenses	22,808	21,291
Other current assets (Note3)	698	1,847

Total current assets	467,717	510,080

Furniture, fixtures and equipments:
Leasehold improvements	14,082	13,686
Furniture, fixtures and equipments	69,857	56,425
Assets under capital leases (Note2)	4,744	4,744
Total furniture, fixtures and equipments	88,683	74,855
Less accumulated depreciation and amortization	(47,607)	(38,122)

Net furniture, fixtures and equipments	41,076	36,733
Other assets:
Intangible assets(net of amortization of ¥9,801 and ¥14,867) (Note8)	5,946	4,446
Other assets (Note4)	43,687	26,504

Total assets	¥558,426	¥577,763

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable (Note7)	¥31,082	¥31,454
Short-term loans payable (Note5,7)	—	50,000
Current portion of loans payable (Note5,7)	16,716	20,040
Accrued liabilities	3,658	13,841
Unearned revenue	59,221	41,536
Accrued taxes	25,148	49,937
Other current liabilities (Note2)	11,274	18,129

Total current liabilities	147,099	224,937

Non- current portion of loans payable (Note5,7)	18,626	38,710

Deferred tax liability (Note6)	5,691	2,412
Other liabilities (Note2)	6,589	7,459

Total liabilities	178,005	273,518

Commitments and contingencies (Note2)
Stockholders’ equity:
Common stock: ¥49,985 par value, authorized 13,600 shares; 3,402 shares issued and 3,032 and 2,802 shares outstanding	170,050	170,050
Additional paid-in capital	70,169	80,050
Retained earnings	170,335	103,009
Treasury stock, 370 shares and 600 shares	(30,133)	(48,864)

Total stockholders’ equity	380,421	304,245

Total liabilities and stockholders’ equity	¥558,426	¥577,763

See accompanying notes financial statements.

MediaSite K.K.

Statements of Income

(Unaudited)

(in thousands except for share and per share data)

	Six Months Ended September 30,
	2013	2012
Revenue:
Product	¥131,695	¥115,765
Services	202,317	238,053
Other	38,160	61,199
Total revenue	372,172	415,017
Cost of revenue (Note7)	137,821	159,437

Gross margin	234,351	255,580

Selling, general and administrative expenses	167,889	133,947

Income from operations	66,462	121,633

Interest expense	(461)	(691)
Other income (expenses), net (Note3)	189	825

Income before income taxes	66,190	121,767

Provision for income taxes (Note6)	26,357	48,727

Net income	¥39,833	¥73,040

Net income per common share:
– basic	¥13,138	¥22,120
– diluted	¥13,138	¥22,120
Weighted average common shares
– basic	3,032	3,302
– diluted	3,032	3,302

See accompanying notes financial statements

MediaSite K.K.

Statements of Stockholders’ Equity

For the Six Months Ended September 30, 2013 and 2012

(Unaudited)

(in thousands)

	Common stock	Additional paid-in capital	Retained earnings	Treasury stock	Total
Balance, March 31, 2012	170,050	80,050	29,969	—	280,069
Repurchase of common stock for treasury stock	—	—	—	(48,864)	(48,864)
Net income	—	—	73,040	—	73,040

Balance, September 30, 2012	¥170,050	¥80,050	¥103,009	¥(48,864)	¥304,245

Balance, March 31, 2013	170,050	70,169	139,143	(38,277)	341,085
Sale of common stock from treasury stock	—	—	—	8,144	8,144
Cash dividends paid	—	—	(8,641)	—	(8,641)
Net income	—	—	39,833	—	39,833

Balance, September 30, 2013	¥170,050	¥70,169	¥170,335	¥(30,133)	¥380,421

See accompanying notes financial statements

MediaSite K.K.

Statements of Cash Flows

(Unaudited)

(in thousands)

	Six Months Ended September 30,
	2013	2012
Operating activities
Net income	¥39,833	¥73,040
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,153	7,924
Deferred taxes	1,210	(1,210)
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	31,371	38,192
Decrease (increase) in inventories	18,797	33,339
Increase (decrease) in accounts payable	(6,896)	(1,867)
Decrease (increase) in other current assets	2,569	(234)
Increase (decrease) in other current liabilities	(1,588)	(4,720)
Other, net	(23,187)	9,131

Net cash provided by operating activities	70,262	153,595

Investing activities
Purchase of furniture and fixtures	(2,322)	(5,369)
Purchase of intangible assets, net and other assets	(3,754)	(693)

Net cash used in investing activities	(6,076)	(6,062)

Financing activities
Proceeds from loans payable	10,000	159,000
Repayment of loans payable	(23,083)	(115,821)
Repurchase of common stock for treasury stock	—	(48,864)
Proceeds from sales of treasury stock	1,050	—
Cash dividends paid	(8,641)	—
Repayments of capital lease obligations	(464)	(447)

Net cash provided (used in) investing activities	(21,138)	(6,132)

Net increase (decrease) in cash and cash equivalents	43,048	141,401
Cash and cash equivalents at beginning of the period	285,993	232,373

Cash and cash equivalents at end of the period	¥329,041	¥373,774

Supplemental cash flow information:
Interest paid	¥416	¥647
Income taxes paid	¥39,739	47,691
Equipment obtained under capital Lease	¥—	¥1,869

See accompanying notes financial statements

MediaSite K.K.

Notes to Financial Statements

For the Six Months Ended September 30, 2013 and 2012

1. Basis of Presentation and Significant Accounting Policies

Business

Mediasite K.K. (the “Company”) was incorporated in Japan on December 8, 2000. The Company is a leading provider of “Mediasite” the video management platform for academic, enterprise and event webcasting in Japan. Mediasite is the patented webcasting platform in the United States, which automates the capture, management, delivery, search and analytics of video lectures, online training, conference presentations and executive briefings. The Company is an affiliated company of Sonic Foundry, Inc. a public company in the United States and only sells the Mediasite system and related products from Sonic Foundry, Inc, including providing support services for those products the support to customers located in Japan.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, the Company evaluates its estimates, including those related to revenue recognition, allowances for doubtful accounts, valuation of obsolete inventory, useful lives of furniture, fixtures and equipment and valuation of deferred tax assets. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments of the carrying values of assets and liabilities. Actual results could differ materially from these estimates.

Revenue Recognition

The Company is a distributor of Mediasite platform system which consist of hardware and integrated software. The Company also provides support services for that system and derives revenue from related professional services and support and maintenance agreements. The Company recognizes revenue only when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable and collectability is probable. The Company evaluates each of these criteria as follows:

•	Evidence of an arrangement — Contracts or customer purchase orders are used to determine the existence of an arrangement.

•	Delivery — Delivery is considered to occur when title has been transferred, except in instances where final acceptance of the product, system or solution is specified by the customer. In these instances, revenue is deferred until acceptance criteria have been met.

•	Fixed or determinable fee — The Company assesses whether fees are fixed or determinable at the time of sale. The Company only considers the fee to be fixed or determinable if the fee is not subject to refund or adjustment.

•	Collection is deemed probable — Collection is deemed probable if the Company expects that the customer will be able to pay amounts under the arrangement as payments become due. If the Company determines that collection is not probable, it defers the revenue until cash collection.

MediaSite K.K.

Notes to Financial Statements

For the Six Months Ended September 30, 2013 and 2012

The company sells the Mediasite Platform system which consist of third party hardware and software bundled with professional services and maintenance support contracts provided by the Company. The third party hardware and software have standalone value to the customer and the company allocates the total consideration of an arrangement based on relative selling price using the best estimated selling price (BESP) of each of the elements, hardware, software, professional services and maintenance contract.

Revenue allocated to the support maintenance agreements is deferred and recognized ratably over the term of the maintenance agreement, which is typically one year. The Company recognizes revenue from professional services upon performance of the services and recognizes costs associated with services as incurred.

Concentration of Credit Risk

The Company’s cash and cash equivalents are deposited with three major financial institutions in Japan. At times, deposits in these institutions exceed the amount of insurance provided on such deposits. The deposit insurance system in Japan is subject to the Deposit Insurance Law (enacted in 1971). Deposit Insurance Corporation of Japan (DICJ) is a main body that operates the system with the purpose of operating Japan’s deposit insurance system. From April 2005 on ward, deposits which come under the category of deposit for payment and settlement purposes –the deposits that meet three requirements- bearing no interest, being redeemable on demand and being normally required payment and settlement services- are protected in full. Meanwhile the protection of deposits other than those for payment and settlement purposes is protected up to a maximum of ¥10,000 thousand in principal plus related interest thereon per depositor per financial institution. The Company has not experienced any losses on such amounts and believes that it is not exposed to any significant credit risk on these balances.

The Company had one customers that had accounts receivable balances that represented 39% of total accounts receivables at September 30, 2013 and had four customers that had balances that represented 19%, 18%, 11% and 11% of total accounts receivables at September 30, 2012. For the six months ended September 30, 2013 and 2012, the Company had one customers with total sales that represent 22% of total revenue in 2013 and the Company had two customers with total sales that represent 24% and 14% of total revenue in 2012.

Inventory consists of hardware and software products and all of our product hardware inventory purchases are from Sonic Foundry, Inc. Although we believe there are multiple sources of supply from other contract manufacturers as well as multiple suppliers of component parts required by the contract manufacturers, a disruption of supply of component parts or completed products, even if short term, would have a material negative impact on our revenues as Sonic is currently our sole, supplier representing 100% of total accounts payable at September 30, 2013 and 2012.

MediaSite K.K.

Notes to Financial Statements

For the Six Months Ended September 30, 2013 and 2012

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Trade Accounts Receivable

The majority of the Company’s accounts receivable are due from entities in, or distributors or value added resellers to, the education, corporate and government sectors. Credit is extended based on evaluation of a customer’s financial condition and, generally, collateral is not required. Accounts receivable are typically due within 31 days and are stated at amounts due from customers. Accounts outstanding longer than the contractual payment terms are considered to be past due. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole. The Company writes-off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts. Interest is not accrued on past due receivables. The Company has not experienced any losses on such amounts and believes that it is not exposed to any significant credit risk on trade accounts receivable. At September 30, 2013 and 2012 allowance for doubtful accounts was zero.

Inventory Valuation

Inventory consists of Mediasite recorders and server software. Inventory are carried at the lower of cost or market, with cost determined on the specific identification (the actual cost) method. The Company establishes provisions for excess and obsolete inventories after evaluating historical sales, future demand, market conditions, expected product lifecycles and current inventory levels to reduce such inventories to their estimated net realizable value.

Provisions for excess and absolutions was zero at September 30, 2013 and 2012.

Inventory consists of the following (in thousands):

	Six Months Ended September 30,
	2013	2012
Finished goods	¥30,071	¥17,797

	¥30,071	¥17,797

Furniture, fixtures and equipment

Furniture, fixtures and equipment are recorded at cost. Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the assets. Leasehold improvements are amortized over shorter of the estimated life or the lease term. The estimated useful lives used to calculate depreciation and amortization are as follows:

Years
Leasehold improvements	3 to 15 years
Furniture, fixtures and equipments	3 to 8 years

MediaSite K.K.

Notes to Financial Statements

For the Six Months Ended September 30, 2013 and 2012

Total depreciation expense for the six Months ended September 30, 2013 and 2012 was ¥6,505 thousand and ¥4,596 thousand, respectively

Software

Software consists of software the Company purchased from the third party for internal use. Amortization is provided on a straight-line basis over the estimated useful lives of the assets. (5years). Total amortization expense for the six months ended September 30, 2013 and 2012 was ¥986 thousand and ¥1,188 thousand, respectively

Impairment of Long-Lived Assets

Long-lived assets and intangible assets subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Such events or circumstances include, but are not limited to, a significant decrease in the fair value of the underlying business. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset, or asset group, to estimated undiscounted future cash flows expected to be generated by the asset, or asset group. An impairment charge is recognized by the amount of the asset, or asset group, exceeds its fair value. For the six months ended September 30, 2013 and 2012, no events or changes in circumstances occurred that required this analysis.

Advertising Expense

Advertising costs included in selling and marketing, are expensed when the advertising first takes place. Advertising expense was ¥11,892 and ¥12,575 thousand for six months ended September 30, 2013 and 2012, respectively.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax expense or benefit is the result of changes in the deferred tax asset and liability. Valuation allowances are established when necessary to reduce deferred tax assets where, based upon the available evidence, management concludes that it is more likely than not that the deferred tax assets will not be realized.

The Company follows the accounting guidance for accounting for uncertainty in income taxes. The accounting guidance requires a more-likely-than-not threshold for financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. The Company records a liability for the difference between the benefit recognized and measured and the tax position taken or expected to be taken on the Company’s tax return if the Company believes it is more-likely-than-not that under an examination by the taxing authority that the tax benefit taken would not be upheld. To the extent that the assessment of such tax positions changes, the change in estimate is recorded in the period in which the determination is made.

MediaSite K.K.

Notes to Financial Statements

For the Six Months Ended September 30, 2013 and 2012

Financial Instruments

The Company may use currency swaps, forward and option contracts to manage risks generally associated with foreign exchange risk. Derivative financial instruments are reported on the Balance Sheets at fair value. Changes in the fair value are reported in other expenses in the current years

Per Share Computation

Basic and diluted earnings per share (“EPS”) are presented on the face of the statements of income. Basic EPS is calculated by dividing net income attributable to the Company’s shareholders by the weighted average number of common shares outstanding during the year. The calculation of diluted EPS is similar to basic EPS, except that the weighted average number of common shares is adjusted to reflect all dilutive instruments where potential common shares are deliverable during the year. The Company has no outstanding dilutive instruments issued during the six months ended September 30, 2013 and September 30, 2012.

The following table sets forth the computation of basic and diluted weighted average shares used in the earnings per share calculations:

	Six Months Ending September 30,
	2013	2012
Denominator for basic earnings per share - weighted average common shares	3,032	3,302
Effect of dilutive options and warrants (treasury method)	—	—

Denominator for diluted earnings per share - adjusted weighted average common shares	3,032	3,302

2. Commitments and contingencies

The Company leases certain equipment under capital lease agreements expiring through March 2017. Current portion of obligations under capital leases is included in other current liabilities and noncurrent portion of obligations under capital leases included in other liabilities on the Balance Sheet.

MediaSite K.K.

Notes to Financial Statements

For the Six Months Ended September 30, 2013 and 2012

The following provides lease assets recorded under capital leases as of September 30, 2013 and 2012:

	Six Months Ended September 30,
	2013	2012
Furniture and fixtures
Cost	¥4,744	¥4,744
Accumulated depreciation	(1,993)	(1,045)

Net	¥2,751	¥3,699

The Company occupies certain offices and lease equipment under cancelable lease arrangements. Rental expenses for all operating leases for the six months ended September 30, 2013 and 2012 were ¥21,336 thousand and ¥20,283 thousand, respectively, and were included in selling, general and administrative expenses in the accompanying statements of income.

The Company enters into unconditional purchase commitments on a regular basis for the supply of Mediasite product. The Company has an obligation to purchase ¥2.3 million by March 31, 2015, which is not recorded on the Company’s Balance Sheet.

The Company enters into license agreements that generally provide indemnification against intellectual property claims for its customers as well as indemnification agreements with certain service providers, landlords and other parties in the normal course of business. The Company has not incurred any material costs as a result of such indemnifications and has not accrued any liabilities related to such obligations in the financial statements.

3. Financial Instruments

The Company’s financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable, debt and derivative financial instruments. The fair value of cash and cash equivalents, accounts receivable and accounts payable and debt approximated book value as of September 30, 2013 and September 30, 2012.

Derivative Instruments

In the normal course of business, the Company is exposed to market risk arising from changes in currency exchange rates. The Company may use derivative financial instruments to manage exposures to foreign currency. The Company’s objective for utilizing derivative financial instruments is to manage these risks using the most effective methods to eliminate or reduce the impacts of these exposures. The Company does not use derivative financial instruments for trading or speculative purposes. Foreign exchange forward contracts as of September 30, 2013 and 2012are as follows;

MediaSite K.K.

Notes to Financial Statements

For the Six Months Ended September 30, 2013 and 2012

			Settlement	Settlement
(in thousands) At September 30, 2013	Contract data	Currency	day (from)	day (to)	Book	Fair value	Net
Foreign exchange forward contracts	August 28, 2013	USD	October 15, 2013	October 25, 2013	¥4,885	¥4,888	¥3

Total					¥4,885	¥4,888	¥3

(in thousands)			Settlement	Settlement
At September 30, 2012	Contract data	Currency	day (from)	day (to)	Book	Fair value	Net
Foreign exchange forward contracts	September 6, 2012	USD	October 15, 2012	October 17, 2012	¥6,309	¥6,192	¥(117)
Foreign exchange forward contracts	September 28, 2012	USD	November 20, 2012	November 23, 2012	¥4,690	¥4,656	¥(34)

Total					¥10,999	¥10,848	¥(151)

4. Other assets

Other assets - non current in the accompanying balance sheet include long term security deposits for on office lease and totaled ¥25,115 thousands at September 30, 2013 and 2012 and had a fair value of ¥22,073 thousands and ¥21,649 thousand at September 30, 2013 and 2012, respectively.

The fair value of long-term security deposits was estimated based on the discounted future cash flow with the discount rate of the Japanese Government Bond (15 years) and the expected period of the rent exit.

MediaSite K.K.

Notes to Financial Statements

For the Six Months Ended September 30, 2013 and 2012

5. Loans payable

Loans payable consisted of the following at:

	Six Months Ended September 30,
	2013	2012
Short-term loans payable
Bank Borrowing to Sumitomo Mitsui Banking Corporation dated September 28, 2012 in the amount of ¥50,000 thousand, bearing interest at 1.575%. with a maturity date of November 30, 2012, collateralized by an executive. See Note 7. Principal and interest are paid monthly.	¥—	¥50,000

Total	¥—	¥50,000

Loans payable
Bank Borrowing to Sumitomo Mitsui Banking Corporation dated October 19, 2009 in the amount of ¥10,000 thousand, bearing interest at 1.750%. with a maturity date of October 18, 2012, collateralized by an executive. See Note 7. Principal and interest are paid monthly.	—	305
Bank Borrowing to Sumitomo Mitsui Banking Corporation dated August 31, 2012 in the amount of ¥20,000 thousand, bearing interest at 1.225%. with a maturity date of August 10, 2015, collateralized by an executive. See Note 7. Principal and interest are paid monthly.	—	19,445
Bank Borrowing to Sumitomo Mitsui Banking Corporation dated September 28, 2012 in the amount of ¥39,000, bearing interest at 1.575%. with a maturity date of August 10, 2015, collateralized by an executive. See Note. 7. Principal and interest are paid monthly.	25,620	39,000
Bank Borrowing to Sumitomo Mitsui Banking Corporation dated August 30, 2013 in the amount of ¥10,000, bearing interest at 1.475%. with a maturity date of August 10, 2016, collateralized by an executive. See Note. 7. Principal and interest are paid monthly.	9,722	—

Total	¥35,342	¥58,750
Less current portion of loans payable	(16,716)	(20,040)
Non-current portion of loans payable	¥18,626	¥38,710

MediaSite K.K.

Notes to Financial Statements

For the Six Months Ended September 30, 2013 and 2012

6. Income Taxes

The provision for income taxes consists of the following (in thousands):

	Six Months Ended September 30,
	2013	2012
Current income tax expense	¥25,147	¥49,937
Deferred income tax expense	1,210	(1,210)

	¥26,357	¥48,727

The reconciliation of income tax expense computed at the statutory rate to income tax expense is as follows (in thousands):

	Six Months Ended September 30,
	2013	2012
Income tax expense (benefit) at Japan statutory rate of 38%	¥25,365	¥46,267
Permanently non-deductible expenses	293	243
Other net	699	2,217

Income tax expense	¥26,357	¥48,727

The significant components of the deferred tax accounts recognized for financial reporting purposes are as follows (in thousands):

	September 30,
	2013	2012
Current deferred tax assets:
Accrued business tax	¥3,268	¥3,669
Inventories	598	1,589
Accrued vacation payable	1,136	1,484
Other accrued expense	43	3,709

Current deferred tax assets	5,045	10,451
Current deferred tax liabilities:
Other current liabilities	(937)	0

Current deferred tax liabilities	(937)	0

Net current deferred tax assets	4,108	10,451

Non-current deferred tax assets:
Asset retirement obligations	629	458

Non-current deferred tax assets	629	458
Non-current deferred tax liabilities:
Depreciation	(3,330)	(2,870)
Insurance expense	(2,990)	—

Non-current deferred tax liabilities	(6,320)	(2,870)

Net non-current deferred tax liabilities	(5,691)	(2,412)

MediaSite K.K.

Notes to Financial Statements

For the Six Months Ended September 30, 2013 and 2012

Deferred income taxes are provided for temporary differences between financial reporting and income tax basis of assets and liabilities, and are measured using currently enacted tax rates and laws. Deferred income taxes also arise from the future benefits of net operating loss carry forwards.

In accordance with accounting guidance for uncertainty in income taxes, the Company has concluded that a reserve for income tax contingencies is not necessary. The Company’s policy is to recognize interest and/or penalties related to income tax matters in income tax expense. The Company had no accruals for interest and penalties on the Company’s balance sheets at September 30, 2013 and 2012, and has not recognized any interest or penalties in the statement of operations for the six months ended September 30, 2013 or 2012. The Company’s tax rate differs from the expected tax rate each reporting period as a result of the aforementioned items.

The Company is subject to taxation in Japan. The Company’s tax years from the year ended March 31, 2007 to March 31, 2013 are subject to examination by Japanese tax authorities.

On December 2, 2011, amendments to the Japanese tax regulations were enacted into law. Based on the amendment, the statutory income rates utilized for the measurement of deferred tax assets and liabilities expected to be settled or realized from April 1 , 2012 to March 31, 2015 and on or after April 1, 2015 are 38.0% and 35.6%, respectively, as of March 31 ,2012. Due to these changes in statutory income tax rates were not material to any of the periods presented.

7. Related-Party Transactions

The Company purchased Mediasite products and received customer supports from Sonic Foundry, Inc., a U.S. public company amounted to ¥50,991 thousand and ¥32,900 thousand for the six months ended September 30, 2013 and 2012, respectively. Due to Sonic Foundry, Inc. resulted from these transactions amounted to ¥27,648 thousand and ¥15,838 thousand at September 30, 2013 and 2012, respectively which is included in accounts payable.

The Company purchased its stocks from a shareholder, JVIC Venture Capital, K.K. who owned 17.6% of the shares with total amount of ¥48,864 thousand(600 shares). After this transaction, the shares owned by JVIC Venture Capital, K.K. was 0 shares.

MediaSite K.K.

Notes to Financial Statements

For the Six Months Ended September 30, 2013 and 2012

At September 30, 2013 and 2012, the Company had a loan outstanding to Hisatoshi Nakagawa the President of the Company totaling ¥694 thousand and ¥2,361 thousand respectively. The loan is collateralized by the Company’s stock held by Hisatoshi Nakagawa.

Each of the Company’s bank borrowings at September 30, 2013 are guaranteed by Hisatoshi Nakagawa, the Chairman of the Board See Note. 5. Each of the Company’s bank borrowings at September 30, 2012 are guaranteed by Shuichi Murakami, the Chairman of the Board See Note. 5.

8. Segment Information

The Company’s business is to provide Mediasite platform system and related professional services, support and maintenance to its customer. For internal management reporting purpose, the Company considers that it operates in only one business segment and profit information is not disaggregated. The Company operates its business only in Japan and does not own any long-lived assets outside Japan.

9 . Subsequent events

On November 19, 2013, the Board of Directors approved to sell all shares of stock to Sonic Foundry, Inc. and will be a wholly-owned subsidiary of Sonic Foundry, Inc. The sales agreement between Sonic Foundry, Inc and the Company closed on January 14, 2014.

The company evaluated its September 30, 2013 financial statements subsequent events through April 21, 2014, the date the financial statements were available to be issued. The Company is not aware of any other subsequent events which would require recognition or disclosure in the financial statements, except the events mentioned above.